Business Wire

July 19, 2005 9:01 AM US Eastern Timezone

Interchange Financial Services Named to Keefe, Bruyette & Woods Honor Roll for the 6th Annual Community Bank Investor Conference


SADDLE BROOK, N.J.--(BUSINESS WIRE)--July 19, 2005--Interchange Financial Services Corp. (NASDAQ: IFCJ - News), whose principal subsidiary is Interchange Bank, a commercially focused community bank, today announced it will be spotlighted as an Honor Roll award recipient by Keefe, Bruyette & Woods (KBW) at their upcoming 6th Annual Community Bank Investor Conference. This prestigious honor is awarded to banking institutions that have reported annual increases in earnings per share over the last decade, regardless of the economic environment.

"Not many public companies have grown earnings per share consecutively for ten years or more," said Thomas Michaud, KBW Vice Chairman and Chief Operating Officer. "Over the past decade, these banks have successfully navigated a variety of different, and sometimes difficult, operating environments. We are proud to honor these select financial institutions for their impressive accomplishment."

Anthony Abbate, president and CEO of Interchange Financial Services Corp. will present the Company's financial performance and strategies on Tuesday, July 26th at 4:30 p.m. at the KBW conference, to be held at The Pierre Hotel in New York City.

Abbate commented, "It is a great distinction to be included in KBW's 2005 Honor Roll. This acknowledgment further demonstrates Interchange Financial Services' ability to grow profitably despite the economic climate. It is has long been our mission to provide the communities we serve a unique experience, true value for their dollar and the best in leadership. It is this commitment that will continue to drive our customer-base in northern New Jersey, while enhancing shareholder value."

About Keefe, Bruyette, and Woods

Keefe, Bruyette, & Woods, Inc. is an institutionally oriented securities broker/dealer and full service investment bank that specializes in the financial services sector. Founded in 1962 and 100% employee-owned, the firm has long been recognized as a banking industry authority and, in recent years, has expanded its focus to include insurance companies, broker/dealers, mortgage banks, asset management companies, and specialty finance firms. For more information, visit www.kbw.com.

About Interchange Financial Services Corp.

Interchange Financial Services Corporation (NASDAQ:IFCJ - News) wholly-owns Interchange Bank, one of Bergen County's largest independent commercial banks. A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered by ICBA Financial Services, through the Bank's investment department. With $1.5 billion in assets and 30 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

This press release may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the information that could materially affect the Company's financial results, described in other documents the Company files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Source: Interchange Financial Services Corp.

Contact:
     Keating & Co.
     Lauren Mackiel, 973-966-1100

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